POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitute, designate and appoint Victor Guaglianone and Heather White and any attorney of Wilmer Cutler Pickering Hale and Dorr LLP, and each of them, as such person’s true and lawful attorney-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all documents required by the Securities and Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Genpact Limited, a Bermudian corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed the instrument as of this   1   day of March 2010.

/s/ Mohit Bhatia
By: Mohit Bhatia